Exhibit 99.1

BJ's Restaurants Offers Free Limited Edition Pint Glass with $50 Gift Card Purchases

HUNTINGTON BEACH, Calif.--(BUSINESS WIRE)--November 25, 2008--BJ's Restaurants, Inc. (NASDAQ:BJRI) announced today that guests who visit any one of its 82 restaurants across the country will receive a free, limited edition pint glass featuring one of four BJ’s popular beer logos with every $50 gift card purchase.

Each limited edition pint glass features one of the signature handcrafted beer logos of BJ’s Brewhouse Blonde®, BJ’s Jeremiah Red®, Nutty Brewnette® or Piranha® Pale Ale. In addition to being provided free with every $50 gift card purchase, the special edition pint glasses are also available for purchase at the restaurants for $2.99 per glass, or $10.00 for a complete set of all four glasses.

“BJ’s gift cards and limited edition pint glasses make a great holiday gift set,” said Matt Hood, Chief Marketing Officer of BJ’s Restaurants, Inc. “The gift card and glassware combination is a great value for our guests and provides another reason to visit BJ’s this holiday season.”

In addition to the special glassware offer, BJ’s is also promoting in-restaurant special event buffets and large party take-out menus for holiday parties. “BJ’s offer a variety of special event buffet menus that can accommodate parties of up to 100 guests in many of our restaurants,” said Hood. “We also offer an extensive menu of large party take-out options for holiday entertaining in any setting,” said Hood. “Large parties are our specialty at BJ’s, and we are honored to be a part of many holiday celebrations each year.” Large party take-out menus are available at all BJ’s Restaurants. To find their nearest BJ’s Restaurant, guests can log on to www.bjsrestaurants.com.

BJ's Restaurants feature an extensive menu that includes BJ's signature deep-dish pizza, award-winning handcrafted beer and famous Pizookie® dessert. BJ's highly detailed, contemporary decor and unique video statement, including several high definition flat panel televisions, creates a high energy, fun and family-friendly dining environment for everyone to enjoy. Hours of operation are from 11:00 a.m. to midnight Sunday through Thursday and 11:00 a.m. to 1:00 a.m. Friday and Saturday.

BJ's Restaurants, Inc. currently owns and operates 82 casual dining restaurants under the BJ's Restaurant & Brewery, BJ's Restaurant & Brewhouse or BJ's Pizza & Grill brand names. BJ's restaurants offer an innovative and broad menu featuring award-winning, signature deep-dish pizza complemented with generously portioned salads, appetizers, sandwiches, soups, pastas, entrees and desserts. Quality, flavor, value, moderate prices and sincere service remain distinct attributes of the BJ's experience. The Company operates several microbreweries which produce and distribute BJ's critically acclaimed handcrafted beers throughout the chain. The Company's restaurants are located in California (44), Texas (13), Arizona (5), Colorado (3), Oregon (2), Nevada (2), Florida (4), Ohio (2), Oklahoma (2), Kentucky (1), Indiana (1), Louisiana (1) and Washington (2). The Company also has a licensing interest in a BJ's restaurant in Lahaina, Maui. Visit BJ's Restaurants, Inc. on the Web at http://www.bjsrestaurants.com.

Certain statements in the preceding paragraphs and all other statements that are not purely historical constitute "forward-looking statements" for purposes of the Securities Act of 1933 and the Securities and Exchange Act of 1934, as amended, and are intended to be covered by the safe harbors created thereby. Such statements include, but are not limited to, those regarding expected comparable restaurant sales growth in 2008, those regarding the effect of new sales-building initiatives, as well as those regarding the number of restaurants expected to be opened in 2008 and the timing and location of such openings. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results to be materially different from those projected or anticipated. Factors that might cause such differences include, but are not limited to: (i) our ability to manage an increasing number of new restaurant openings, (ii) construction delays, (iii) labor shortages, (iv) minimum wage increases, (v) food quality and health concerns, (vi) factors that impact California, where 42 of our current 80 restaurants are located, (vii) restaurant and brewery industry competition, (viii) impact of certain brewery business considerations, including without limitation, dependence upon suppliers and related hazards, (ix) consumer spending trends in general for casual dining occasions, (x) potential uninsured losses and liabilities, (xi) fluctuating commodity costs, the effect of any resulting menu price increases on our sales, the availability of food in general and certain raw materials related to the brewing of our handcrafted beers and energy, (xii) trademark and servicemark risks, (xiii) government regulations, (xiv) licensing costs, (xv) beer and liquor regulations, (xvi) loss of key personnel, (xvii) inability to secure acceptable sites, (xviii) limitations on insurance coverage, (xix) legal proceedings, (xx) other general economic and regulatory conditions and requirements, (xxi) the success of our key sales-building and related operational initiatives and (xxii) numerous other matters discussed in the Company's filings with the Securities and Exchange Commission. BJ's Restaurants, Inc. undertakes no obligation to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

CONTACT:
BJ's Restaurants, Inc.
Matt Hood, (714) 500-2400